Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2018 Financial Results

MOUNT HOREB, WI - Apr. 4, 2019 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended February 3, 2019 and its financial guidance for fiscal year 2019.

Highlights for the Fourth Quarter Ended February 3, 2019 (14 weeks compared to 13 weeks last year)

•	Net sales increased 15.0% to $250.5 million compared to $217.8 million in the prior-year fourth quarter, includes $7.7 million of net sales from 53rd week
•	Gross margin decreased 90 basis points to 52.4% compared to 53.3% in the prior-year fourth quarter
•	Operating income increased 2.6% to $30.3 million, or 12.1% of net sales, compared to $29.5 million, or 13.6% of net sales in the prior-year fourth quarter
•	Net income was $20.8 million, or $0.64 per diluted share, compared to $19.5 million, or $0.60 per diluted share in the prior-year fourth quarter
•	Adjusted EBITDA[1] increased 8.8% to $35.3 million compared to $32.4 million in the prior-year fourth quarter
•	The Company opened three new retail stores in Oklahoma City, OK; South Portland, ME and Cary, NC, totaling approximately 40,000 gross square feet
•	36th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Highlights for the Fiscal Year Ended February 3, 2019 (53 weeks compared to 52 weeks last year)

•	Net sales increased 20.5% to $568.1 million compared to $471.4 million in the prior year, includes $7.7 million of net sales from 53rd week
•	Gross margin decreased 80 bps to 54.6% compared to 55.4% in the prior year
•	Operating income increased 0.8% to $37.4 million, or 6.6% of net sales, compared to $37.1 million, or 7.9% of net sales in the prior year
•	Net income was $23.3 million, or $0.72 per diluted share, compared to $23.4 million, or $0.72 per diluted share in the prior year
•	Adjusted EBITDA[1] increased 12.1% to $52.0 million compared to $46.4 million in the prior year
•	The Company opened 15 retail stores, totaling approximately 250,000 gross square feet, and ended the year with a total of 46 stores

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We began 2018 with several objectives including revenue growth and implementation of key infrastructure improvements that will support continued expansion of the Duluth Trading brand. While we achieved solid growth in 2018 and marked our 36th consecutive quarter of increased net sales year-over-year, we faced some challenges in the fourth quarter that pressured our full year results,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“I am pleased to report that our team executed well and we finished 2018 with a number of accomplishments, including:

•	An increase of nearly $100 million in total revenue;
•	A 50% expansion of our store base, with 15 new locations;
•	Continued double digit growth in our active customer base;
•	Market share growth in both new and established store markets;
•

Successful implementation of large-scale infrastructure improvements including a new order management system and an ecommerce platform, as well as an upgrade to our distribution center in Belleville, Wisconsin; and

•	The launch of customer-facing omni programs such as Buy-Online-Pickup-In-Store and e-gift cards.

Looking ahead to 2019, we will continue to expand and refine our omnichannel model with the addition of 15 stores and more holistic efforts to engage customers across channels.  We will optimize the investments that we made this year by refining processes at our distribution center, the functionality of the order management systems and ecommerce platform, and our inventory planning system to improve productivity and results. We will also continue to build our women’s business, Alaskan Hardgear and men’s base layers, which are significant and proven drivers of growth.”

Operating Results for the Fourth Quarter Ended February 3, 2019 (14 weeks compared to 13 weeks last year)

Net sales increased 15.0% to $250.5 million, compared to $217.8 million in the same period a year ago. The increase was driven by a  5.4% growth in direct net sales and a  38.9% growth in retail net sales, with growth in virtually all product categories and in both men’s and women’s business. The inclusion of the 53rd week in fiscal 2018 resulted in an additional $7.7 million of net sales. The increase in retail net sales was attributable to the opening of 15 new retail stores during fiscal 2018.

Gross profit increased 13.1% to $131.3 million, or 52.4% of net sales, compared to $116.0 million, or 53.3% of net sales, in the corresponding prior-year period. The 90 basis point decrease in gross margin was primarily due to the continued decline in shipping revenues and an increase in freight cost related to transporting inventory to our retail stores due to geographic expansion.

Selling, general and administrative expenses increased 16.7% to $100.9 million, compared to $86.5 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 60 basis points to 40.3%, compared to 39.7% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 200 basis points to 14.4% compared to 16.4% in the corresponding prior-year period, primarily due to a planned decrease in catalog spend coupled with a shift in catalog delivery in-home dates from late January into February 2019 and advertising leverage gained from a higher mix of retail net sales.  As a percentage of net sales, selling expenses increased 190 basis points to 16.0%, compared to 14.1% in the corresponding prior-year period, primarily due to an increase in customer service expense related to retail store growth,  and an increase in shipping expense and distribution labor.  As a percentage of net sales, general and administrative expenses increased 70 basis points to 9.9% compared to 9.2% in the corresponding prior-year period, primarily due to an increase in depreciation as a result of more stores and investments in technology and infrastructure.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $0.7 million, with net working capital of $64.7 million,  and $16.5  million outstanding on its $130.0 million line of credit.

Fiscal 2019 Outlook

•	Net sales in the range of $645.0 million to $655.0 million
•	Adjusted EBITDA[1] in the range of $60.0 million to $64.0 million
•	EPS in the range of $0.74 to $0.80 per diluted share
•	Capital expenditures, net of proceeds from finance lease obligations, of $40.0 million to $45.0 million[2]
•	15 new store openings, adding 230,000 to 240,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2019 capital expenditures primarily include the Company’s plan to open 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2018 stores and signed new store leases for fiscal 2019 along with the opening timeframe.

FISCAL 2018 STORES		FISCAL 2019 STORES as of April 4, 2019
	Gross			Gross
Location	Square Footage	Location	Timing	Square Footage
Anchorage, AK	25,409	Friendswood, TX	Opened March 7, 2019	16,026
West Fargo, ND	14,557	Katy, TX	Opened March 8, 2019	16,000
Colorado Springs, CO	12,410	Wichita, KS	Opened March 21, 2019	15,385
Lubbock, TX	15,536	Spokane Valley, WA	Q1 Fiscal 2019	15,656
Denton, TX	14,557	Jacksonville, FL	Q1 Fiscal 2019	14,557
Portland, OR	19,075	Rogers, AR	Q2 Fiscal 2019	15,656
Columbus, OH	14,749	Danbury, CT	Q2 Fiscal 2019	9,792
Arlington, TX	15,536	Madison, AL	Q2 Fiscal 2019	15,656
Golden, CO	20,415	Kennesaw, GA	Q2 Fiscal 2019	19,685
Ramsey, NJ	13,300	Round Rock, TX	Q3 Fiscal 2019	15,536
Canton, OH	14,557	Sandy, UT	Q3 Fiscal 2019	15,602
Greensboro, NC	30,508	Hoover, AL	Q3 Fiscal 2019	15,656
Oklahoma City, OK	15,536
South Portland, ME	12,964
Cary, NC	11,164

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  April 4, 2019 at 4:30 pm Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through April 18, 2019: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10129478
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10129478  and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended February 3, 2019, versus the three months and fiscal year ended January 28, 2018.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 2, 2020.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2019 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2018, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Michael Wilson (310) 622-8240

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	February 3, 2019	January 28, 2018
ASSETS
Current Assets:
Cash	$731	$2,865
Accounts receivable	28	52
Other receivables	4,611	273
Inventory, net	97,176	89,548
Prepaid expenses & other current assets	12,640	7,642
Prepaid catalog costs	2,503	1,446
Total current assets	117,689	101,826
Property and equipment, net	167,109	109,705
Restricted cash	2,354	4,218
Available-for-sale security	—	6,323
Goodwill	402	402
Other assets, net	2,401	628
Total assets	$289,955	$223,102
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$24,854	$17,320
Accrued expenses and other current liabilities	26,330	25,261
Income taxes payable	218	7,631
Current maturities of long-term debt	1,620	84
Total current liabilities	53,022	50,296
Finance lease obligations under build-to-suit leases	23,034	26,578
Long-term debt, less current maturities	22,322	1,424
Long-term line of credit	16,542	—
Deferred tax liabilities	9,775	2,100
Deferred rent obligations, less current maturities	5,003	3,355
Total liabilities	129,698	83,753
Commitments and contingencies
Shareholders' equity:
Treasury stock	(92)	(57)
Capital stock	89,849	88,043
Retained earnings	70,739	48,084
Total shareholders' equity of Duluth Holdings Inc.	160,496	136,070
Noncontrolling interest	(239)	3,279
Total shareholders' equity	160,257	139,349
Total liabilities and shareholders' equity	$289,955	$223,102

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	February 3, 2019	January 28, 2018	February 3, 2019	January 28, 2018
Net sales	$250,541	$217,805	$568,102	$471,447
Cost of goods sold (excluding depreciation and amortization)	119,290	101,779	257,700	210,428
Gross profit	131,251	116,026	310,402	261,019
Selling, general and administrative expenses	100,946	86,480	273,021	223,947
Operating income	30,305	29,546	37,381	37,072
Interest expense	2,311	789	5,949	1,988
Other income, net	215	246	383	421
Income before income taxes	28,209	29,003	31,815	35,505
Income tax expense	7,590	9,398	8,503	11,878
Net income	20,619	19,605	23,312	23,627
Less: Net (loss) income attributable to noncontrolling interest	(148)	77	9	276
Net income attributable to controlling interest	$20,767	$19,528	$23,303	$23,351
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,130	31,901	32,086	31,853
Net income per share attributable to controlling interest	$0.65	$0.61	$0.73	$0.73
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,344	32,311	32,317	32,285
Net income per share attributable to controlling interest	$0.64	$0.60	$0.72	$0.72

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	February 3, 2019	January 28, 2018
Cash flows from operating activities:
Net income	$23,312	$23,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,594	7,330
Stock-based compensation	1,668	1,597
Deferred income taxes	8,052	533
Loss on disposal of property and equipment	162	2
Changes in operating assets and liabilities:
Accounts receivable	9	(7)
Other receivables	(4,338)	76
Inventory	(10,504)	(17,553)
Prepaid expense & other current assets	(5,618)	(2,320)
Prepaid catalog costs	(3,261)	419
Trade accounts payable	9,773	6,363
Income taxes payable	(7,562)	2,406
Accrued expenses and deferred rent obligations	6,808	7,395
Net cash provided by operating activities	31,095	29,868
Cash flows from investing activities:
Purchases of property and equipment	(53,036)	(46,464)
Purchase of available-for-sale security	—	(6,323)
Principal receipts from available-for-sale security	28	—
Change in other assets	(438)	(235)
Consolidation of TRI Holdings, LLC	217	—
Deconsolidation of Schlecht Retail Ventures LLC	(506)	—
Net cash used in investing activities	(53,735)	(53,022)
Cash flows from financing activities:
Proceeds from line of credit	130,086	88,898
Payments on line of credit	(113,544)	(88,898)
Proceeds from long term debt	—	800
Payments on long term debt	(416)	(54)
Distributions to holders of noncontrolling interest in variable interest entities	—	(400)
Proceeds from finance lease obligations	2,281	3,949
Payments on finance lease obligations under build-to-suit leases	—	(321)
Shares withheld for tax payments on vested restricted stock	(35)	(57)
Capital contributions to variable interest entities	—	794
Other	270	49
Net cash provided by financing activities	18,642	4,760
Decrease in cash and restricted cash	(3,998)	(18,394)
Cash and restricted cash at beginning of period	7,083	25,477
Cash and restricted cash at end of period	$3,085	$7,083

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 3, 2019	January 28, 2018	February 3, 2019	January 28, 2018
Net income	$20,619	$19,605	$23,312	$23,627
Depreciation and amortization	4,407	2,226	12,594	7,330
Interest expense	2,311	789	5,949	1,988
Income tax expense	7,590	9,398	8,503	11,878
EBITDA	$34,927	$32,018	$50,358	$44,823
Stock based compensation	363	411	1,668	1,597
Adjusted EBITDA	$35,290	$32,429	$52,026	$46,420

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 3, 2019	January 28, 2018	February 3, 2019	January 28, 2018
Net sales
Direct	$163,766	$155,352	$350,638	$330,940
Retail	86,775	62,453	217,464	140,507
Total net sales	$250,541	$217,805	$568,102	$471,447
Operating income (loss)
Direct	$9,181	$13,017	$(181)	$13,247
Retail	21,124	16,529	37,562	23,825
Total operating income	30,305	29,546	37,381	37,072
Interest expense	2,311	789	5,949	1,988
Other income, net	215	246	383	421
Income before income taxes	$28,209	$29,003	$31,815	$35,505

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 3, 2019	January 28, 2018	February 3, 2019	January 28, 2018
Net sales
Men's	$179,394	$156,844	$395,536	$333,536
Women's	56,000	46,912	141,244	110,343
Hard goods/other	15,147	14,049	31,322	27,568
Total net sales	$250,541	$217,805	$568,102	$471,447

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 2, 2020

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$24,000	$26,000
Depreciation and amortization	21,225	22,600
Interest expense	3,700	3,500
Income tax expense	8,875	9,600
EBITDA	$57,800	$61,700
Stock based compensation	2,200	2,300
Adjusted EBITDA	$60,000	$64,000